Ex 99.1

Silverleaf Resorts, Inc. to Release Fourth Quarter and
2007 Annual Results on March 4th and
Host Conference Call and Webcast on March 5th

DALLAS--(BUSINESS WIRE)—February 27, 2008 --- Silverleaf Resorts, Inc. (Nasdaq:SVLF) today announced that it plans to release its financial results for the fourth quarter and year ended December 31, 2007 on Tuesday, March 4, 2008, after the market closes.  In addition, the Company plans to host a conference call and Webcast to review these results at 9:00 a.m. Eastern Time on Wednesday, March 5, 2008.

To access the conference call, please dial (888) 241-0558 in the U.S. or (647) 427-3417 internationally. To listen to the simultaneous Webcast, please visit the “investor relations” section of the Company’s Web site (www.silverleafresorts.com).

For those unable to access the live conference, there will be an audio replay available approximately two hours after the live call ends through March 19, 2008.  To listen to the audio replay, please dial (888) 220-7737 in the U.S. or (402) 220-7737 internationally and use the following replay pin code: 34933942.  A replay of the conference call will also be available in the “investor relations” section of the Company’s Web site (www.silverleafresorts.com) approximately two hours after the live call ends through April 2, 2008.

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated.  The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors.  These risks and others are more fully discussed under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2006 Annual Report on Form 10-K (pages 21 through 30 thereof) filed on March 16, 2007.

For more information or to visit our website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1

Contacts:
Silverleaf Resorts, Inc., Dallas
Thomas J. Morris, 214-631-1166  x2218